SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    April 24, 1995


                             Giddings & Lewis, Inc.
             (Exact name of registrant as specified in its charter)


     Wisconsin                       0-17873                   39-1643189
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                   142 Doty Street, Fond du Lac, Wisconsin 54935
          (Address of principal executive offices, including zip code)


                                 (414) 921-9400
                         (Registrant's telephone number)

   Item 2.     Acquisition or Disposition of Assets.

          On April 24, 1995, Giddings & Lewis, Inc. ("Giddings & Lewis") acquired through a wholly owned subsidiary ("Purchaser") all of the issued and outstanding shares of capital stock ("Fadal Stock") of Fadal Engineering Company, Inc., a California corporation ("Fadal"), and the land and building in Chatsworth, California used by Fadal in the operation of its business (the "Property"), which was leased by Fadal from a related partnership. Giddings & Lewis' acquisition of the Fadal Stock and the Property as well as the consummation of the transactions related thereto are sometimes collectively referred to herein as the "Acquisition." The total cash consideration paid by Giddings & Lewis at the closing of the Acquisition was $180,193,000, which amount includes $1,550,000 of direct acquisition costs.

          The Acquisition was consummated in accordance with the terms of (i) a Stock Purchase Agreement, dated as of April 24, 1995 (the "Stock Purchase Agreement"), by and among Giddings & Lewis, Purchaser, Fadal, David E. de Caussin and Myrtle Rosalie de Caussin, trustees of the David and Myrtle de Caussin Family Trust - 1988 (the "DM Trust"), and Larry F. de Caussin and Elsie Margaret de Caussin, trustees of the Larry and Elsie de Caussin Family Trust - 1988 (the "LE Trust") (the LE Trust and the DM Trust are collectively referred to herein as the "Shareholders"); and (ii) an Agreement of Purchase and Sale, dated as of April 24, 1995 (the "Property Agreement"), by and between Giddings & Lewis, Purchaser and 20701 Plummer Street, Ltd., a California limited partnership ("PS Ltd."). 20701 Plummer Street, Inc., a California corporation owned by the Shareholders, is the sole general partner of PS Ltd.

          In connection with the Acquisition, Giddings & Lewis through Purchaser (a) acquired the Fadal Stock from the Shareholders for (i) $152,893,000 in cash at the closing of the Acquisition, subject to a potential post-closing adjustment based on the Fadal stockholders' equity as of April 24, 1995 and (ii) the incremental tax liability to the Shareholders and Fadal resulting from the Purchaser's and Shareholders' election under Section 338(h)(10) of the Internal Revenue Code to step up the basis in Fadal's assets, $2,000,000 of which was paid to the Shareholders at the closing of the Acquisition as an estimate of such liability; (b) entered into confidential information agreements with ten employees of Fadal pursuant to which Purchaser paid each of the ten employees $1,500,000 in cash; and (c) acquired the Property as well as PS Ltd.'s interest in the lease of the Property to Fadal for a purchase price of $8,750,000. The purchase price paid by Giddings & Lewis in the Acquisition was determined on the basis of arm's length negotiations between the parties.

          Following the Acquisition, Fadal was merged with and into Purchaser, a Wisconsin corporation, which changed its name to Fadal Engineering Company, Inc. Such merger and name change were consummated immediately following the Acquisition on April 24, 1995.

          Purchaser also entered into eight year, worldwide noncompetition agreements with David E. de Caussin and Larry F. De Caussin, the beneficial owners of the Fadal Stock prior to the Acquisition. In addition, ten employees of Fadal, including David and Larry de Caussin, entered into employment agreements. The employment agreements have two-year terms, except for David and Larry de Caussin's agreements which have terms expiring December 31, 1995, that are automatically renewed month to month thereafter unless prior notice of termination is given. The employment agreements also contain confidentiality covenants.

          To provide financing for the Acquisition, Giddings & Lewis (a) entered into an unsecured $100 million revolving credit facility, dated as of April 24, 1995 (the "1995 Credit Agreement"), with Citibank, N.A., and
   (b) amended its unsecured $175 million revolving credit facility, dated as of December 21, 1992, as amended (the "1992 Credit Agreement"), with Citibank, N.A. and certain other financial institutions. The 1995 Credit Agreement matures in April 1996, subject to extension. In connection with the closing of the Acquisition, Giddings & Lewis borrowed $62,193,000 under the 1995 Credit Agreement and $118,000,000 under the 1992 Credit Agreement to finance the Acquisition and to pay costs associated with the Acquisition.

          The Stock Purchase Agreement, the Property Agreement, the 1995 Credit Agreement and the 1992 Credit Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summaries of the material provisions of such agreements set forth above are qualified in their entirety by reference to each respective agreement filed as an exhibit hereto.

          Fadal is principally involved in the design, manufacture and sale of computer numerically controlled vertical machining centers. Giddings & Lewis has no present plans to make significant changes to Fadal's business.

   Item 7.     Financial Statements and Exhibits.

          (a) Financial Statements of Business Acquired - Fadal Engineering Company, Inc.

               Report of Independent Auditors

               Audited Financial Statements

                    Balance Sheets of December 31, 1994 and 1993
                    Statements of Income for the years ended December 31, 1994 and 1993
                    Statements of Stockholders' Equity for the years ended
                         December 31, 1994 and 1993
                    Statements of Cash Flows for the years ended December 31,
                         1994 and 1993
                    Notes to Financial Statements

                         Report of Independent Auditors




   The Stockholders
   Fadal Engineering Co., Inc.

   We have audited the accompanying balance sheets of Fadal Engineering Co., Inc. as of December 31, 1994 and 1993, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fadal Engineering Co. Inc. at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


   ERNST & YOUNG LLP

   March 3, 1995, except
   for Note 11, as to
   which the date is
   April 24, 1995

                           Fadal Engineering Co., Inc.

                                 Balance Sheets

                                                       December 31
                                                   1994            1993
   Assets

   Current assets:
     Cash                                     $  8,012,038      $ 2,087,548
     Accounts receivable, less allowance
          for doubtful accounts of $390,761
          and $292,418 in 1994 and 1993,
          respectively                          33,296,877       21,275,341
     Note receivable from stockholders'
          partnership, current portion
          (Note 4)                               1,785,710        1,785,710
     Other receivables                             164,785          138,437

     Inventories (Note 1)                       21,186,925       18,376,017
     Prepaid expenses                              595,190          535,387
                                                ----------       ----------
   Total current assets                         65,041,525       44,198,440


   Equipment and leasehold improvements,
      net (Notes 1 and 2)                        5,568,520        4,628,948

   Note receivable from stockholders'
      partnership, non-current portion
      (Note 4)                                   4,285,728        6,071,438
   Note receivable from stockholders (Note
      4)                                                 -          275,817
   Accounts receivable, non-current
      portion                                            -           28,255

   Other assets                                    142,290          137,195
                                               -----------       ----------
   Total assets                                $75,038,063      $55,340,093
                                               ===========      ===========

                                                        December 31
                                                    1994             1993
   Liabilities and stockholders' equity
   Current liabilities:

      Note payable to bank (Note 3)              $12,000,000      $8,772,000
      Bank term loan, current portion
          (Note 3)                                 1,785,710       1,785,710
      Accounts payable                             9,021,575       4,339,382
      Accrued expenses                               945,013         869,967
      Income tax payable                             104,000            -

      Notes payable to stockholders (Note
          4)                                       8,613,031       6,781,256
      Note payable to estate of former
          stockholder (Note 4)                     2,144,197       2,265,217
      Note payable to former
          stockholder's estate, current
          portion (Note 5)                           900,000         900,000
                                                  ----------      ----------

   Total current liabilities                      35,513,526      25,713,532

   Deferred income                                         -         232,159

   Bank term loan, long-term portion
      (Note 3)                                     4,285,728       6,071,438

   Note payable to former stockholder's
      estate, long-term portion (Note 5)           6,300,000       7,200,000

   Commitments and contingencies (Note 6)

   Stockholders' equity:
     Common stock, no par value:
      authorized shares - 135,000 issued
      and outstanding shares - 18,480                 20,533          20,533
     Additional paid-in capital                        1,200           1,200
     Retained earnings                            28,917,076      16,101,231
                                                 -----------     -----------
   Total stockholders' equity                     28,938,809      16,122,964
                                                 -----------     -----------
   Total liabilities and stockholders'
      equity                                     $75,038,063     $55,340,093
                                                 ===========     ===========


   See accompanying notes.

                           Fadal Engineering Co., Inc.

                              Statements of Income

                                        Years ended December 31
                                            1994          1993


   Net sales                            $137,827,754   $86,784,717
   Costs and expenses:
      Cost of sales (Note 4)              98,575,812    68,965,502
      Selling, general and
          administrative expenses         22,757,958    11,557,057
      Depreciation and amortization        2,148,826     1,588,265
                                         -----------    ----------
   Total operating expenses              123,482,596    82,110,824
                                         -----------   -----------
   Operating income                       14,345,158     4,673,893


   Other (income) expense:
     Interest income (Note 4)               (495,725)     (586,551)
     Interest expense (Note 3, 4
      and 5)                               1,775,500     1,790,399

     Earthquake repairs                      541,173             -
     Other miscellaneous (income)
      expense                               (475,638)     (347,860)
                                           ---------     ---------

   Total other (income) expense            1,345,310       855,988
                                           ---------     ---------
   Income before provision for state
     income taxes                         12,999,848     3,817,905

   Provision for state income taxes
    (Note 7)                                 184,003        91,418
                                          ----------    ----------
   Net income                            $12,815,845    $3,726,487
                                         ===========   ===========


   See accompanying notes.

                           Fadal Engineering Co., Inc.

                       Statements of Stockholders' Equity


                                                      Additional                      Total
                                  Common Stock         Paid-in      Retained     Stockholders'
                               Shares      Amount      Capital      Earnings        Equity
   Balance at December 31,
    1992                         18,480     $20,533      $1,200    $12,374,744     $12,396,477

   Net income                         -           -           -      3,726,487       3,726,487
                            -----------  ----------   ---------     ----------     -----------

   Balance at December 31,
    1993                         18,480      20,533       1,200     16,101,231      16,122,964

   Net income                         -           -           -     12,815,845      12,815,845
                            -----------   ---------    --------     ----------     -----------

   Balance at December 31,
    1994                         18,480     $20,533      $1,200    $28,917,076     $28,938,809
                            ===========   =========    ========     ==========      ==========



   See accompanying notes.

                           Fadal Engineering Co., Inc.

                            Statements of Cash Flows

                                           Years ended December 31
                                             1994          1993

   Increase (decrease) in cash
   Operating activities

   Cash received from customers          $125,765,347    $82,716,197
   Cash paid to suppliers and
    employees                            (119,857,805)   (81,004,989)
   Interest received                          496,692        588,585
   Interest paid                           (1,841,778)    (1,810,459)
   Income taxes paid                          (76,703)       (72,719)
   Workers' compensation dividends
    received                                  169,557        186,487
   Net (loans to) repayments from
    employees                                 (27,005)           708
   Rental income received                      26,442         86,760
                                          -----------     ----------
   Net cash provided by operating
    activities                              4,654,747        690,570

   Investing activities
   Capital expenditures                    (3,188,340)    (3,877,936)
   Proceeds from disposition of assets        419,328        183,869
                                          -----------     ----------
   Net cash used in investing
    activities                             (2,769,012)    (3,694,067)

   Financing activities
   Proceeds from draws on lines of
    credit                                 47,872,000     30,586,000
   Repayments under lines of credit       (44,644,000)   (23,264,000)

   Principal payments under bank term
    loan                                   (1,785,710)    (1,785,710)
   Net borrowings from stockholders         1,831,775        889,127
   Net repayments on notes receivable
    from stockholders' partnership          1,785,710        165,632
   Principal payments on notes payable
    to estate of former stockholder          (121,020)      (375,000)
   Principal payments on note payable
    to former stockholder's estate           (900,000)    (1,900,000)
   Cash received on settlement of life
    insurance policies                              -        700,000
                                          -----------    -----------
   Net cash provided by financing
    activities                              4,038,755      5,016,049
                                          -----------    -----------
   Net increase in cash                     5,924,490      2,012,552
   Cash at beginning of year                2,087,548         74,996
                                          -----------    -----------
   Cash at end of year                     $8,012,038     $2,087,548
                                          ===========    ===========

   Reconciliation of net income to net
    cash provided by operating
    activities:
      Net income                          $12,815,845     $3,726,487
      Adjustments to reconcile net
       income to net cash provided
       by operating activities:
         Depreciation and amortization      2,148,826      1,588,265
         Gain on asset dispositions          (275,728)       (72,810)
         Provision for doubtful accounts      150,000            -
         Changes in assets and liabilities:
          Increase in accounts
            receivable                    (12,143,281)    (4,061,249)
          (Increase) decrease in other
            receivables                       (26,348)         5,242
          Increase in inventories          (2,810,908)    (2,556,315)
          (Increase) decrease in prepaid
            expenses and other assets         (64,898)        16,333
          Increase in accounts payable      4,682,193      1,878,771
          Increase in income taxes
            payable and accrued
            expenses                          179,046        165,846
                                           ----------    -----------

   Total adjustments                       (8,161,098)    (3,035,917)
                                          -----------    -----------
   Net cash provided by operating
    activities                             $4,654,747     $  690,570
                                          ===========    ===========


   See accompanying notes.

                           Fadal Engineering Co., Inc.

                          Notes to Financial Statements

                                December 31, 1994


   1.  Summary of Significant Accounting Policies

   Description of Business

   Fadal Engineering Co., Inc. (the Company) designs, manufactures, and sells computer numerically controlled metalworking machining centers for use in industrial machine shops.

   Inventories

   Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following at:

                                        December 31

                                    1994           1993
   Raw materials                 $13,321,470    $11,352,245
   Work-in-process                 6,120,364      5,856,731
   Finished goods                  1,745,091      1,167,041
                                 -----------    -----------
                                 $21,186,925    $18,376,017
                                 ===========    ===========


   Depreciation and Amortization

   Depreciation of machinery, office equipment, software, and automotive equipment are provided on the double declining balance method over the estimated useful lives of three to seven years. Leasehold improvements are amortized on the straight-line method over the terms of the underlying leases or, if shorter, the estimated useful lives of the improvements.

   Research and Development Costs

   Research and development costs of $95,484 and $320,214 for 1994 and 1993, respectively, were expensed as they were incurred.

   Credit Risk

   The Company sells vertical machining centers to both foreign and domestic retail and wholesale customers and distributors. Sales to foreign customers and distributors accounted for 10.6% of net sales for 1994. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables are generally due within 30 days, however, some customers are granted extended terms. Credit losses have consistently been within management's expectations.

   Major Customer

   The Company had net sales to one customer representing 14% of total Company net sales during the year ended 1994 (13% in 1993). Accounts receivable from this customer at December 31, 1994 were $6,296,349 ($3,345,563 at 1993).

   2.  Equipment and Leasehold Improvements

   Equipment and leasehold improvements consist of the following:

                                             December 31
                                        1994            1993

   Machinery and equipment             $8,294,513      $6,083,658
   Automotive equipment                   293,493         303,230
   Office equipment                     1,460,139       1,113,467
   Software                               329,040         310,263
   Leasehold improvements               1,843,525       2,046,953
                                       ----------     -----------
                                       12,220,710       9,857,571
   Less accumulated depreciation       (6,652,190)     (5,228,623)
                                       ----------     -----------
                                       $5,568,520      $4,628,948
                                       ==========     ===========

   3. Notes Payable to Bank

   For working capital purposes, the Company has a revolving credit facility with a bank under which the Company may borrow up to $10,000,000. As of December 31, 1994, the facility provided for a temporary increase to a maximum amount of borrowings of $20,000,000 through January 31, 1995 and $15,000,000 thereafter through February 28, 1995. Advances under the revolving credit facility can be made based on certain percentages of eligible accounts receivable and inventory (as defined in the credit agreement). The agreement expires in August 1995. Interest is charged at the bank's prime rate of interest (8.5% at December 31, 1994). Interest expense relating to this credit facility for the years ended December 31, 1994 and 1993 amounted to $238,698 and $50,837, respectively.

   In August 1992, in connection with the purchase of commercial land and building by a partnership owned by the stockholders (see Note 4), the Company borrowed $10,000,000 under a term loan facility. The outstanding balance on this loan was $6,071,438 and $7,857,148 at December 31, 1994 and 1993, respectively. This loan is payable in quarterly principal installments of $357,142 through August 1999. Interest is charged at either the bank's prime rate (8.5% at December 31, 1994) plus 1/2%, or other offshore rate (LIBOR of 5% plus 2.5% on $5,000,000 of outstanding balance at December 31, 1994) and is payable monthly. Under the terms of the loan agreement the Company is obligated to make one additional principal payment each year based on excess cash flow for the prior year (as defined), up to a maximum of $357,142. Amounts due after December 31, 1994 are as follows (assuming the maximum additional principal payment):

                    1995           $1,785,710
                    1996            1,785,710
                    1997            1,785,710
                    1998              714,308
                                   ----------
                                   $6,071,438
                                   ==========

   Interest expense relating to the term loan was $467,331 and $549,850 for 1994 and 1993, respectively.

   The credit facility and term loan are secured under a blanket security agreement covering substantially all assets of the Company. These agreements place various restrictions on the Company and provide specific financial ratios that must be maintained.

   The above term loan facility is personally guaranteed by the stockholders up to $1,071,438 at December 31, 1994 ($2,857,148 at December 31, 1993).

   4.  Related Party Transactions

   In connection with the purchase of commercial land and building by a partnership owned by the stockholders in August 1992, the Company, which leases the facility (see Note 6), agreed to lend the partnership up to $10,000,000. The balance outstanding at December 31, 1994 and 1993 was $6,071,438 and $7,857,148, respectively. Repayment terms for the loan are identical to the term loan facility (see Note 3). The note is secured by a deed of trust on the commercial land and building. The partnership has borrowed the maximum amount allowed by the agreement.

   At December 31, 1993, the Company held a note receivable from stockholders in the amount of $275,817 related to the sale of land and a building to the stockholders in December 1984. This note was repaid in June 1994. Additionally, at December 31, 1993, the unrecognized portion of the gain on the sale of the land and building totaled $232,159, which was recorded in income in 1994.

   Interest income relating to these notes was $467,331 and $534,194 for the years ended December 31, 1994 and 1993, respectively.

   Notes payable to stockholders and note payable to estate of former stockholder consist of unsecured loans totaling $8,613,031 and $2,144,197, respectively, which are due on demand and bear interest at 6% per annum. Interest expense on these loans was $341,099 and $374,948 for the years ended December 31, 1994 and 1993, respectively.

   5. Stock Redemption

   The Company's stockholder agreement requires that upon the death of any stockholder, the Company has the obligation to purchase from the estate of the stockholder, at a predetermined price, all shares owned by the stockholder and his spouse.

   In connection with the death of a stockholder in November, 1992, the Company has acquired all of the common stock previously owned by the deceased stockholder for a total price of $10,000,000. The outstanding balance on this note at December 31, 1994 was $7,200,000. This note is payable in annual installments of $900,000 through November 15, 2002. Interest at 9% per annum is payable not less frequently than annually with each principal installment. Interest expense for the year ended December 31, 1994 was $718,791 ($814,764 for 1993).

   6.  Commitments and Contingencies

   Operating Leases

   The Company leases office and warehouse facilities from related parties under an operating lease that has initial and noncancelable terms in excess of one year. Rent expense for the year ended December 31, 1994 totaled $1,768,980, of which $1,463,816 was to related parties ($2,011,930 for the year ended December 31, 1993, of which $1,489,650 was to related parties).

   Future minimum operating lease payments to related parties are as follows:

    Year ending:
    1995                          $1,440,000
    1996                           1,440,000
    1997                             960,000
                                  ----------
    Total minimum lease payments  $3,840,000
                                  ==========



   Developmental Contract

   The Company has entered into a contract for the development of a product to be included as an integral part of a lathe being developed by the Company. The contract provides that the Company will be given a license to use and sell the product.

   Under the terms of the contract the Company is obligated to pay a total of $450,000. As of December 31, 1994, the unpaid portion of the contract amounted to $210,000, which is payable upon approval of the product by the Company, which is expected to occur during 1995.

   Contingencies

   Various claims and actions, considered normal to the Company's business have been asserted or are pending against the Company. In the opinion of management, all such claims and actions should not have a material adverse effect upon the Company's financial position, results of operations or cash flows.

   7.  Provision for State Taxes Based on Income

   The Company's tax provision is calculated in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes."

   The Company elected S Corporation status effective January 1, 1987. Under this election, the Company is not liable for Federal taxes on income and is liable for 1.5% of California taxable income. Accordingly, the earnings of the Company will be reported on the stockholders' federal and state income tax returns.

   8.  Retirement Plan

   Effective October 1990 the Company implemented a contributory 401(k) retirement savings plan (the 401(k) Plan) covering all of the Company's employees eighteen years of age and older. The 401(k) Plan is a defined contribution salary deferral plan to which participants may contribute not less than 1% nor more than 15% of their compensation. The Company contributes an amount equal to 50% of each participant's elective contribution up to the first 6% of compensation. The Company's expense for 1994 and 1993 was $168,810 and $163,755, respectively.

   9.  Earthquake Repairs

   The Company suffered damage and work stoppage as a result of the major earthquake which occurred on January 17, 1994, including losses for roof repair and damages to leasehold improvements. The Company maintains standard insurance policies with standard deductible provisions that require an initial level of loss prior to receiving insurance proceeds. The Company incurred $541,173 in damages which were below the deductible amount. Substantially all costs related to the earthquake were paid in 1994 and are included as non-operating costs for financial statement purposes.

   10.  Fair Values of Financial Instruments

   The carrying amounts of the Company's note receivable from stockholders' partnership, note payable to bank, bank term loan, notes payable to stockholders and note payable to estate of former stockholder approximate their fair values at December 31, 1994 and 1993. The fair value of the note payable to former stockholder's estate was $6,797,000 at December 31, 1994 ($8,455,000 at December 31, 1993), as determined using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

   11.  Subsequent Event

   Effective April 24, 1995 the Company was sold to Giddings & Lewis, Inc.

      (b)  Pro Forma Financial Information.



                             GIDDINGS & LEWIS, INC.
                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

          The following unaudited pro forma financial information relates to the April 24, 1995 acquisition (such acquisition including certain related transactions are collectively referred to herein as the "Acquisition") by a wholly owned subsidiary of Giddings & Lewis, Inc. ("Giddings & Lewis") of (a) all of the issued and outstanding shares of capital stock of Fadal Engineering Company, Inc. ("Fadal") and (b) the land and building used by Fadal and leased from a related partnership. The transaction will be accounted for as a purchase business combination. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the December 31, 1994 historical financial statements of both companies.

          The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 1994 reflects the 1994 historical results of operations of both companies with pro forma acquisition adjustments as if the Acquisition had occurred on January 1, 1994. The unaudited pro forma condensed consolidated balance sheet at December 31, 1994 reflects the historical financial position of both companies at December 31, 1994, with pro forma acquisition adjustments as if the Acquisition had occurred on December 31, 1994. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the Acquisition, (b) factually supportable, and (c) in the case of certain income statement adjustments, expected to have a continuing impact.

          The unaudited pro forma condensed consolidated financial statements should be read in connection with Giddings & Lewis' Annual Report on Form 10-K for the year ended December 31, 1994 along with December 31, 1994 financial statements of Fadal and related notes appearing elsewhere in this Current Report on Form 8-K.

          The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what Giddings & Lewis' and Fadal's financial position or results of operations as of the dates presented would have been had the Acquisition in fact occurred on such date or at the beginning of the period indicated or to project Giddings & Lewis' and Fadal's financial position or results of operations for any future date or period.


                                                          PRO FORMA CONDENSED
                                                      CONSOLIDATED BALANCE SHEET

                                                            (In thousands)
                                                              (Unaudited)

                                                           December 31, 1994

                                          Giddings                 Pro Forma
                 ASSETS                   & Lewis        Fadal    Adjustments        Pro Forma
                                                                    (Note 2)

    Current assets:
      Cash and cash equivalents   .      $ 24,072    $  8,012       $(8,012)(a)     $ 24,072
      Accounts receivable   . . . .       343,881      33,297             -          377,178
      Inventories   . . . . . . . .        74,823      21,187             -           96,010
      Note receivable   . . . . . .             -       1,827        (1,827)(a)            -
      Other current assets  . . . .        20,378         719           235(a,b)      21,332
                                          -------    --------      --------        ---------
    Total current assets  . . . . .       463,154      65,042        (9,604)         518,592
    Non-current assets
      Net property, plant and
          equipment   . . . . . . .       107,164       5,568         6,900(b)       119,632
      Note receivable   . . . . . .             -       4,286        (4,286)(a)            -
      Costs in excess of net
          acquired tangible assets         84,997           -       120,783(b)       205,780
      Other assets  . . . . . . . .        31,911         142         1,211(a,b)      33,264
                                         --------   ---------      --------         --------
    Total non-current assets  . . .       224,072       9,996       124,608          358,676
                                         --------   ---------      --------         --------
    Total assets  . . . . . . . . .      $687,226    $ 75,038      $115,004         $877,268
                                         ========    ========      ========         ========
         LIABILITIES AND EQUITY
    Current liabilities:
      Accounts payable  . . . . . .       $76,562     $ 9,021       $     -         $ 85,583
      Accrued expenses  . . . . . .        78,912       1,049          (221)(a)       79,740
      Notes payable - revolving
    credit  . . . . . . . . . . . .             -           -       180,193(c)       180,193
      Notes payable - other   . . .             -      25,443       (25,443)(a)            -
                                          -------    --------      --------          -------
    Total current liabilities . . .       155,474      35,513       154,529          345,516
    Non-current liabilities:
      Notes payable   . . . . . . .             -      10,586       (10,586)(a)            -
      Other   . . . . . . . . . . .        46,454           -             -           46,454
                                        ---------     -------      --------          -------
    Total non-current liabilities .        46,454      10,586       (10,586)          46,454
                                        ---------    --------       -------         --------
    Total liabilities . . . . . . .       201,928      46,099       143,943          391,970
    Total shareholders' equity  . .       485,298      28,939       (28,939)(a,b)    485,298
                                        ---------   ---------     ---------         --------
    Total liabilities and
       shareholders' equity . . . .      $687,226    $ 75,038      $115,004         $877,268
                                        =========   =========     =========        =========


   See Notes to Unaudited Pro Forma Condensed Consolidated Financial
   Statements


                                            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                    (In thousands, except per share data)
                                                                 (Unaudited)

                                                        Year Ended December 31, 1994
                                        Giddings                        Pro Forma
                                        & Lewis         Fadal          Adjustments        Pro Forma
                                                                        (Note 2)
    Net sales . . . . . . . . . . .   $619,471        $137,828       $      -              $757,299
    Cost of sales . . . . . . . . .    491,397          98,576         (1,610)(d,e)         588,363
    Selling, general and
      administrative expenses   . .     58,977          22,758        (16,184)(f)            65,551
    Depreciation and
      amortization  . . . . . . . .     15,399           2,149          5,297(g,h,i)         22,845
    Other income  . . . . . . . . .    (22,128)              -              -               (22,128)
                                     ---------        --------       --------            ----------
    Operating income  . . . . . . .     75,826          14,345         12,497               102,668
    Net interest
      income/(expense)  . . . . . .      1,025          (1,280)       (11,584)(j,k,l)       (11,839)
    Other income (expense)  . . . .        755             (65)          (170)(e)               520
                                      --------       ---------     ----------              --------
    Income before provision
      for income taxes  . . . . . .     77,606          13,000            743                91,349
    Provision for income taxes  . .     29,726             184          5,519(m)             35,429
                                     ---------       ---------     ----------             ---------
    Net income  . . . . . . . . . .    $47,880         $12,816        ($4,776)              $55,920
                                      ========        ========     ==========            ==========

    Net income per common
      share   . . . . . . . . . . .      $1.40                                                $1.63(n)
                                       =======                                             ========

    Average number of common
      shares outstanding  . . . . .     34,284                                               34,284
                                      ========                                            =========

   See Notes to Unaudited Pro Forma Condensed Consolidated Financial
   Statements

                             GIDDINGS & LEWIS, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                        (in thousands except share data)


   1. Basis of Presentation

          The accompanying unaudited pro forma condensed consolidated financial statements have been prepared using the historical financial statements of Giddings & Lewis and Fadal, with pro forma adjustments as if the Acquisition had occurred on January 1, 1994 for purposes of the income statement and December 31, 1994 for purposes of the balance sheet.

   2. Pro Form Adjustments

          The pro forma adjustments are summarized as follows:

          Balance Sheet:

          (a) To eliminate related party and other assets and liabilities not acquired/assumed in the Acquisition, as follows:

              Cash  . . . . . . . . . . . .      $8,012
              Note receivable:
                Current . . . . . . . . . .       1,827
                Non-current . . . . . . . .       4,286
              Other current assets  . . . .          15
              Other assets  . . . . . . . .          89
              Accrued expenses  . . . . . .        (221)
              Notes payable-current . . . .     (25,443)
              Notes payable-non-current . .     (10,586)
                                               --------
                                               $(22,021)
                                               ========


          (b) To adjust the acquired assets and assumed liabilities to their estimated fair value:

    Total cash consideration  . . . . . . . . . .      $180,193
                                                      =========
    Purchase price allocation
          Book value of acquired net assets of
          Fadal at December 31, 1994  . . . . . .       $50,960
          Adjustments to acquired net assets:
          Estimated fair value of land and
           buildings acquired from related
           partnership  . . . . . . . . . . . . .         6,900
          Organization costs  . . . . . . . . . .         1,300
          Loan origination fee  . . . . . . . . .           250
          Costs in excess of net acquired tangible
           assets   . . . . . . . . . . . . . . .       120,783
                                                       --------
                                                       $180,193
                                                       ========

          (c) To record the debt incurred by Giddings & Lewis to finance the Acquisition (via draws on its new and amended U.S. revolving credit facilities).

          Income Statement:

          (d) Reduction in lease costs due to the real estate and building purchase - $1,440.

          (e)  Reclassification between cost of sales and other expense -
   $170.

          (f) Reduction in compensation expense paid to key Fadal executives in 1994 to conform with the terms of employment agreements entered into with such individuals as part of the Acquisition - $16,184.

          (g) Amortization of costs in excess of net acquired tangible assets. Giddings & Lewis is in the process of valuing intangible assets acquired. For purposes of this pro forma condensed consolidated statement of income, Giddings & Lewis estimates the average life of these intangibles will approximate 24 years - $4,950.

          (h)  Depreciation expense on the building purchase - $87.

          (i)  Amortization of organization costs during a period of 5 years
   - $260.

          (j)  Eliminate interest expense on the debt retained by the sellers
   - $1,280.

          (k)  Amortization of loan origination fees - $250.

          (l) Additional interest expense on the acquisition debt of $180,193. Interest rate used was 7.0% - $12,614.

          (m) To reflect corporate and state income taxes at the estimated combined effective statutory rate (41.5%) as if Fadal had been a C corporation during 1994, and the tax effect of pro forma adjustments using a 41.5% tax rate.

          Per Share Computation:

          (n) The computation of earnings per share is based upon the pro forma net income divided by the historical weighted average number of Giddings & Lewis common shares outstanding during 1994.

          (c) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   GIDDINGS & LEWIS, INC.



   Date:  May 8, 1995                   By:  /s/ Richard C. Kleinfeldt
                                        Richard C. Kleinfeldt
                                        Vice President-Finance, Secretary
                                          and Chief Financial Officer

                             GIDDINGS & LEWIS, INC.

                            EXHIBIT INDEX TO FORM 8-K

                           Report Dated April 24, 1995


                           Exhibit

    (2.1) Stock Purchase Agreement by and among Giddings
          & Lewis, Inc., Bike Corp., Fadal Engineering
          Company, Inc., David E. de Caussin and Myrtle
          Rosalie de Caussin, trustees of the David and Myrtle de Caussin Family Trust - 1988, and
          Larry F. de Caussin and Elsie Margaret de
          Caussin, trustees of the Larry and Elsie de
          Caussin Family Trust - 1988, dated as of April
          24, 1995*

    (2.2) Agreement of Purchase and Sale by and between Giddings & Lewis, Inc., Bike Corp. and 20701
          Plummer Street, Ltd., dated as of April 24,
          1995*

    (4.1) Credit Agreement among Giddings & Lewis, Inc.,
          Giddings & Lewis GmbH, Giddings & Lewis AG, the
          Institutions from time to time party thereto as Lenders, the Institutions from time to time party thereto as Issuing Banks, Citicorp North
          America, Inc., as Agent, and Citicorp
          Investment Bank Limited, as London Agent, dated as of December 21, 1992. [Incorporated by reference to Exhibit 4.2 to Giddings & Lewis,
          Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992]

    (4.2) Amendment to Credit Agreement among Giddings &
          Lewis, Inc., Giddings & Lewis GmbH, Giddings &
          Lewis Ltd., the Institutions from time to time party thereto as Lenders, the Institutions from time to time party thereto as Issuing Banks, Citicorp North America, Inc., as Retiring
          Agent, and Citibank N.A., as Agent, Citicorp
          Investment Bank Limited, as Retiring London
          Agent, and Citibank International plc, as an Agent, dated as of December 21, 1994.
          [Incorporated by reference to Exhibit 4.3 to Giddings & Lewis, Inc.'s Annual Report on Form
          10-K for the year ended December 31, 1994]

    (4.3) Amendment No. 2 and Consent to Credit Agreement among Giddings & Lewis, Inc., Giddings & Lewis
          GmbH, Giddings & Lewis Ltd. and the
          Institutions from time to time party thereto as Agent and Lenders, dated as of April 24, 1995.

    (4.4) Credit Agreement among Giddings & Lewis, Inc., the Institutions from time to time party hereto as Lenders and Citibank, N.A., as Agent, dated as of April 24, 1995.*

    (23)  Consent of Ernst & Young LLP


   * The schedules/exhibits to this document are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such schedule/exhibit to the Securities and Exchange Commission upon request.